CIRCUIT CITY STORES, INC.
               NON-EMPLOYEE DIRECTORS DEFERRED COMPENSATION PLAN

               1. Purpose. The purpose of this Circuit City Stores, Inc. Non-Employee Directors Deferred Compensation Plan (the "Plan") is to revise the deferral program previously adopted by Circuit City Stores, Inc. (the "Company"), which allowed its non-employee directors to defer the payment of their annual cash retainers and meeting fees, and to expand the program to allow for the deferral of annual stock retainers.

               2. Definitions. As used in the Plan, the following terms have the meanings indicated:

                  (a) "Accounts" means a Participant's Cash Deferral Account and
               Stock Unit Account.

                  (b) "Beneficiary" is the person(s) and/or entity(ies) designated by a Participant to receive the Participant's Accounts at the death of the Participant. If no Beneficiary is designated, or if none of the designated Beneficiary(ies) survive the Participant, the Beneficiary shall be the Participant's surviving spouse, for married Participants, or the Participant's estate, for unmarried participants.

                  (c) "Board" means the Board of Directors of the Company.

                  (d)  "Cash  Deferral  Account"  means  a  bookkeeping   record
               established for each Participant who makes a deferral of cash Compensation.

                  (e) "Committee" means the Compensation and Personnel Committee of the Board.

                  (f) "Company" means Circuit City Stores, Inc., a Virginia corporation, or any successor corporation.

                  (g) "Company  Stock" means shares of Circuit City Group Common
               Stock or shares of CarMax Group Common Stock. In the event of a change in the capital structure of the Company (as provided in Section 8), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

                  (h) "Compensation"  means the annual retainer and meeting fees and Company Stock payable to each Eligible Director with respect to services rendered to the Company as a director during a fiscal year.

                  (i) "Effective Date" means August 15, 2000.

                  (j) "Eligible Director" means a director of the Company who is not an employee of the Company or a Subsidiary.

                  (k) "Fair Market  Value" means,  for any given date,  the fair market value of the Company Stock as of such date, as determined by the Committee based on the then prevailing prices of the Company Stock on the exchange on which it generally has the greatest trading volume.

                  (l) "Participant" means any Eligible Director who is or may become (or whose Beneficiaries may become) eligible to receive a benefit under the Plan by delivering a Deferral Election to the Company pursuant to Section 4.

                  (m) "Plan" means this Circuit City Stores,  Inc.  Non-Employee
               Directors Deferred Compensation Plan.

                  (n) "Rule 16b-3" means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding subsequent rule or any amendments to Rule 16b-3 enacted after the Effective Date.

                  (o) "Stock Unit" means a hypothetical share of Company Stock.

                  (p) "Stock Unit  Account"  means the book account  established and maintained for each Participant to record the Stock Units awarded to a Participant under Section 5 of the Plan. Each Stock Unit Account shall contain subaccounts for each series of Company Stock that a Participant elects to defer.

                  (q) "Subsidiary" means an entity of which the Company owns 50%
               or more of the total combined voting power of all classes of stock.

               3. Participation. Participation in the Plan is voluntary. To participate, an otherwise Eligible Director must delivery a valid Deferral Election to the Company pursuant to Section 4.

               4. Deferral Elections. A Participant may elect to defer the payment of some or all of the Compensation otherwise payable to him by completing a deferral election (a "Deferral Election"). A Deferral Election shall pertain to a Company fiscal year with respect to which Compensation may be due.

                  (a) A Deferral  Election must specify the applicable amount or percentage and the type of Compensation the Participant wishes to defer. A Participant may elect to defer only cash Compensation, only stock Compensation, or any combination thereof. With respect to Compensation otherwise payable in Company Stock, the Deferral Election must specify the applicable amount or percentage of each series of Company Stock the Participant wishes to defer.

                  (b) A  Deferral  Election  must  specify  a  schedule  for the payment of the Participant's Accounts.

                  (c) A  Deferral  Election  must  be in  writing  and  must  be delivered to the Secretary of the Company prior to the start of the fiscal year to which the election pertains, except for a stock Deferral Election with respect to the Company's fiscal year ending February 28, 2001, which shall be delivered within 30 days after the adoption of this Plan by the Board. Any cash Deferral Election made by a Director prior to the Effective Date with respect to the Company's fiscal year ending February 28, 2001 shall continue in effect.

                  (d) A Deferral Election shall be irrevocable in respect to the fiscal year to which it pertains. A Deferral Election may be made for a single fiscal year or may be made applicable to all future fiscal years until revoked. Any revocation shall be effective with respect to the first fiscal year that begins after the revocation is made.

              5. Stock Unit Accounts. With respect to each share of Company Stock for which a stock Deferral Election is made, the Company shall credit a Stock Unit to the appropriate subaccount of the Participant's Stock Unit Account. A Stock Unit shall be credited when the share of Company Stock otherwise would have been distributed to the Participant.

                  (a) The Stock Units credited to each Participant's  Stock Unit
               Account shall be credited with hypothetical cash dividends equal to the cash dividends that are declared and paid with respect to Company Stock. The Company shall determine as of each record date the amount of cash dividends to be paid with respect to a share of Company Stock, and on the payment date of such dividend shall credit an equal amount of hypothetical cash dividends to each Stock Unit credited to a Participant's Stock Unit Account. The total hypothetical cash dividends credited to all Stock Units shall then be converted into Stock Units by dividing such hypothetical cash dividends by the Fair Market Value of a share of Company Stock for the last trading day before the day the Company pays dividends with respect to Company Stock.

                  (b) The Stock Units credited to the subaccounts of each Participant's Stock Unit Account shall be credited for any distributions with respect to the corresponding series of Company Stock other than cash dividends or stock dividends. The Company shall determine as of each record date the amount of the distribution to be paid with respect to a share of Company Stock, and on the payment date of such distribution shall credit an equal amount of hypothetical distribution to each Stock Unit credited to a Participant's Stock Unit Account. The total hypothetical distribution credited to all Stock Units shall then be converted into a hypothetical cash amount based on the market value of such distribution as determined by the Committee. The hypothetical cash amount shall then be converted into Stock Units by dividing such hypothetical cash amount by the Fair Market Value of a share of Company Stock for the last trading day before the day the Company makes the distribution with respect to Company Stock.

                  (c) Each Stock Unit  credited  to a  Participant's  Stock Unit
               Account shall be deemed to have the same value, from time to time, as a share of Company Stock. Notwithstanding the foregoing, Stock Units shall not confer upon Participants any of the rights associated with Company Stock, including, without limitation, the right to vote or to receive distributions. Stock Units may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered.

               6. Cash Deferral Accounts. For each dollar of cash Compensation a Participant elects to defer, the Company shall credit an equal deemed amount to the Participant's Cash Deferral Account. An amount shall be credited to the Cash Deferral Account when the cash Compensation otherwise would have been payable to the Participant.

                  (a) As of the last day of each fiscal year,  the Company shall credit each Participant's Cash Deferral Account with an additional amount equal to the product of (1) the average daily balance credited to the Cash Deferral Account during that fiscal year and (2) a percentage which shall be the average of the five year Treasury Bill rates in effect on the first business day of each fiscal quarter during such fiscal year plus 30 basis points.

                  (b) Interest  shall be credited to the Cash  Deferral  Account established for the Participant until the entire account balance has been paid to the Participant.

                  (c) A Cash  Deferral  Account  shall be  established  only for purposes of measuring the Company's obligation to the Participant and not to segregate assets or to identify assets that may be used to satisfy the obligation.

               7. Distribution of Accounts. The total amount credited to a Participant's Accounts will become payable to the Participant when he ceases to serve as a director of the Company upon such payment schedule as the Director specified in his Deferral Election.

                  (a) Distributions of amounts credited to a Participant's  Cash
               Deferral Account shall be made in cash.

                  (b) When a Participant  is entitled to receive  payment of the
               Participant's Stock Unit Account, the Company shall distribute to the Participant whole shares of Company Stock equal to the number of Stock Units to be distributed.

                  (c) To the extent of undistributed  amounts in a Participant's
               Accounts at the Participant's death, the Participant's Beneficiary shall continue to receive payments in the form elected by the Participant.

                  (d) The Company  reserves the right to accelerate  payments or to make payment of the amounts remaining unpaid in a lump sum.

               8. Effect of Stock Dividends and Other Changes in Capital Structure. Appropriate adjustments shall be made automatically to all Stock Unit Accounts, and any other relevant provisions of the Plan if there are any changes in the Company Stock by reason of a stock dividend, stock split, combination of shares, spin-off, reclassification, recapitalization, merger, consolidation or other change in the Company's capitalization. Any such adjustments shall neither enhance nor diminish the rights of a Participant.

               9. Accounts Unsecured. Until distributed, all amounts credited to Participants' Accounts shall be the property of the Company, available for the Company's use, and subject to the claims of the Company's general creditors. The rights of any Participant or Beneficiary to distributions under the Plan are not subject to anticipation, alienation, sale, transfer, assignment, or encumbrance, and shall not be subject to the debts or liabilities of any Participant or Beneficiary.

              10. Administration of the Plan. The Plan shall be administered by the Committee.

                  (a) The Committee shall have the power and complete discretion to construe, interpret, and administer the Plan. Any decision of the Committee with respect to the Plan shall be final and conclusive.

                  (b) The Committee may adopt rules and regulations for carrying out the Plan. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for action taken in good faith in reliance upon the advice of counsel.

                  (c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

              11. Amendment and Termination. The Board may terminate the Plan in whole or in part for any reason at any time, and it may from time to time make such changes in and additions to the Plan as it may deem appropriate. Notwithstanding the preceding sentence, the termination of the Plan or any change or addition to the Plan shall not, without the consent of any Participant who is adversely affected thereby, alter any amounts previously deferred by the Participant under the Plan.

              12. Rights Under the Plan. Participation in the Plan and the right to receive Company Stock under the Plan shall not give a Participant any proprietary interest in the Company, or any Subsidiary or any of their assets, nor ensure that the Participant will be nominated for election to the Board in the future.

              13. Notice. All notices and other communications required or permitted to be given under the Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: (a) if to the Company, at its principal business address, to the attention of the Secretary; (b) if to any Participant, at the last address of the Participant known to the sender at the time the notice or other communication is sent.

              14. Governing Law/Interpretation. Generally, the Plan shall be governed by the laws of the Commonwealth of Virginia. The terms of this Plan are also subject to all present and future rulings of the Securities Exchange Commission with respect to Rule 16b-3. If any provision of the Plan would cause the Plan to fail to meet the requirements of Rule 16b-3, then that provision of the Plan shall be void and of no effect.